                                                                     Ex-99.17(g)

Annual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
PARTNERS SELECT VALUE FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MAY 31, 2009


RIVERSOURCE PARTNERS SELECT VALUE FUND SEEKS TO
PROVIDE SHAREHOLDERS WITH LONG-TERM GROWTH OF
CAPITAL.


                                                  (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholders,

The first quarter of 2009 dampened hopes of a market recovery and the volatility that has dominated the markets for several quarters persisted. However, by March, optimism was renewed with the beginning of a long awaited market rally. Although market rallies can be fleeting, recent reports on the housing market and consumer spending signaled that the economy may not be deteriorating at the pace that it did last year.

As investors attempted to ride out the storm, the national personal savings rate reached 5% in January, the highest recorded rate in 14 years. This compares with a savings rate of just 0.1% the previous year. The personal savings rate has been widely reported by the media for years as evidence that consumers are debt-laden. With limited credit lending, consumers are now relearning the importance of personal savings.

TURNING UNCERTAINTY INTO OPPORTUNITY
In the current environment, your long-term goals most likely have not changed; however, fear and uncertainty may have changed how you are saving for your financial goals. Even the most dedicated investors have been challenged in this environment to remain committed to their long-term financial plans. To help investors counteract uncertainty and make good decisions during market declines, RiverSource Investments launched the "Turning Uncertainty into Opportunity" campaign. Its purpose is to help investors realize the importance of staying invested in difficult market conditions and sticking with their investment plan. Highlights of the program include:

> Every decline creates opportunities. Although it may seem that there are no good investments in this environment, there are solutions and strategies that can help position your portfolio for a market recovery. Talk with your financial professional about asset classes that have historically led market recoveries.


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

--------------------------------------------------------------------------------

> Solutions for your portfolio. Whether you are cautious or optimistic about investing, there are opportunities in the market. Solutions that may be appropriate include adding yield to your portfolio and taking advantage of sectors that stand to benefit from an eventual market upturn.

A NEW PERSPECTIVE
Gaining a new perspective on your financial picture in light of all the economic changes can help you invest on the road to recovery. Your financial professional can assist you in identifying opportunities and gaps in your existing financial plan so that you can restore your confidence in the markets and set your priorities. Investments such as RiverSource(R) Single-Strategy funds, Advice-Built(R) solutions and Advanced Alpha(R) strategies may each be part of an overall financial plan. Stay the course with your investment strategy in order to meet your long-term goals, and diversify your portfolios to better match your own risk tolerance and objectives.

Recessions have always ended. Savvy investors understand that economic indicators often lag a market rebound, and the best way to take part in a rebound is to prepare for a recovery now.
Thank you for investing with RiverSource mutual funds.


/s/ STEPHEN R. LEWIS, JR.         /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.             Patrick T. Bannigan
Chairman of the Boards            President,
                                  RiverSource Family of Funds






  For more information
  about any of the funds
  in the RiverSource Family
  of Funds, go online to
  RiverSource.com (for
  RiverSource and
  Threadneedle funds) or
  Seligman.com (for
  Seligman funds); or call
  1(800) 221-2450.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 7 a.m. to
  6 p.m. Central time.






--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL 1(800) 221-2450. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

It's important to know that alternative investments, such as those which comprise the RiverSource Advanced Alpha Strategies, involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above-average tolerance for risk. There is no guarantee that the strategies will be successful.

Diversification does not assure a profit or protect against loss.

There are risks associated with fixed income investments, including credit risk, interest rate risk, and prepayment and extension risk. In general, bond prices rise when interest rates fall and vice versa. This effect is more pronounced for longer-term securities.

Sector funds are subject to greater volatility than more broadly diversified funds.

RiverSource mutual funds are distributed by RiverSource Fund Distributors, Inc, Member FINRA, and managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.

(C)2009 RiverSource Investments, LLC.


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Manager Commentary.................    5

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   16

Statement of Assets and
  Liabilities......................   21

Statement of Operations............   22

Statements of Changes in Net
  Assets...........................   23

Financial Highlights...............   24

Notes to Financial Statements......   29

Report of Independent Registered
  Public Accounting Firm...........   43

Federal Income Tax Information.....   45

Board Members and Officers.........   46

Approval of Investment Management
  Services Agreement...............   50

Proxy Voting.......................   53




--------------------------------------------------------------------------------
                 RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Partners Select Value Fund (the Fund) Class A shares declined
  33.41% (excluding sales charge) for the 12-month period ended May 31, 2009.

> The Fund outperformed its benchmark, the Russell Midcap(R) Value Index, which declined 36.84% during the same 12-month period.

> The Fund also outperformed its peer group, as represented by the Lipper Mid-
  Cap Value Funds Index, which fell 33.68% during the same period.

ANNUALIZED TOTAL RETURNS (for period ended May 31, 2009)
--------------------------------------------------------------------------------


                                                              Since
                                                            inception
                                  1 year  3 years  5 years    3/8/02
---------------------------------------------------------------------
RiverSource Partners Select
  Value Fund Class A (excluding
  sales charge)                  -33.41%   -8.27%   -1.07%    +1.77%
---------------------------------------------------------------------
Russell Midcap Value Index
  (unmanaged)                    -36.84%  -10.95%   +0.23%    +2.80%
---------------------------------------------------------------------
Lipper Mid-Cap Value Funds
  Index                          -33.68%   -8.65%   -0.05%    +2.21%
---------------------------------------------------------------------



(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
2  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT MAY 31, 2009
                                                                SINCE
Without sales charge                1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 3/8/02)         -33.41%   -8.27%   -1.07%    +1.77%
-----------------------------------------------------------------------
Class B (inception 3/8/02)         -33.92%   -9.00%   -1.85%    +1.00%
-----------------------------------------------------------------------
Class C (inception 3/8/02)         -33.97%   -8.99%   -1.84%    +1.00%
-----------------------------------------------------------------------
Class I (inception 3/4/04)         -33.19%   -7.96%   -0.69%    -1.20%
-----------------------------------------------------------------------
Class R4 (inception 3/8/02)        -33.26%   -8.06%   -0.85%    +1.99%
-----------------------------------------------------------------------

With sales charge
Class A (inception 3/8/02)         -37.24%  -10.07%   -2.24%    +0.94%
-----------------------------------------------------------------------
Class B (inception 3/8/02)         -37.20%   -9.70%   -2.07%    +1.00%
-----------------------------------------------------------------------
Class C (inception 3/8/02)         -34.62%   -8.99%   -1.84%    +1.00%
-----------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third* years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 shares are available to institutional investors only.

* For Class B shares purchased on or after June 13, 2009, the CDSC percentage for the third year will be 3%.


--------------------------------------------------------------------------------
                 RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                          LARGE
   X                      MEDIUM   SIZE
                          SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO*
(as of the current prospectus)
--------------------------------------------------------------------------------

                  Total fund    Net fund
                   expenses   expenses(a)
-----------------------------------------
Class A              1.76%       1.38%
-----------------------------------------
Class B              2.52%       2.15%
-----------------------------------------
Class C              2.52%       2.14%
-----------------------------------------
Class I              1.16%       0.93%
-----------------------------------------
Class R4             1.51%       1.23%
-----------------------------------------



(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2010, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that increased the management fee by 0.10% for the year ended May 31, 2009), will not exceed 1.28% for Class A, 2.05% for Class B, 2.04% for Class C, 0.83% for Class I and 1.13% for Class R4.

* Fund expense ratios are calculated based on the fund's average net assets during the fund's most recently completed fiscal year, and have not been adjusted for current asset levels, including any decrease or increase in assets, which, if adjusted, would result in expense ratios that are higher or lower, respectively, than those that are expressed herein. Any fee waivers/expense caps would limit the impact that any decrease in assets will have on net expense ratios in the current fiscal year.

Investments in small- and mid-capitalization companies involve greater risks and volatility than investments in larger, more established companies.


--------------------------------------------------------------------------------
4  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------



RiverSource Partners Select Value Fund's portfolio is managed by two independent money management firms that each invest a portion of Fund assets primarily in mid-cap company stocks. The Fund's goal is to provide long-term capital growth. As of May 31, 2009, Systematic Financial Management, L.P. (Systematic) managed approximately 52% of the Fund's portfolio and WEDGE Capital Management, L.L.P. (WEDGE) managed approximately 48% of the Fund's portfolio.

Dear Shareholders,

RiverSource Partners Select Value Fund (the Fund) Class A shares (excluding sales charge) decreased 33.41% for the 12-months ended May 31, 2009, outperforming its benchmark, the Russell Midcap(R) Value Index (Russell Index), which fell 36.84%. The Fund also outperformed, to a slight degree, its peer group, as represented by the Lipper Mid-Cap Value Funds Index, which decreased 33.68% for the same time frame.


SECTOR DIVERSIFICATION(1) (at May 31, 2009; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                     11.9%
------------------------------------------------
Consumer Staples                            6.2%
------------------------------------------------
Energy                                      5.7%
------------------------------------------------
Financials                                 25.6%
------------------------------------------------
Health Care                                 6.5%
------------------------------------------------
Industrials                                11.5%
------------------------------------------------
Information Technology                      9.4%
------------------------------------------------
Materials                                   8.1%
------------------------------------------------
Telecommunication Services                  2.0%
------------------------------------------------
Utilities                                  11.3%
------------------------------------------------
Other(2)                                    1.8%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.

    Percentages indicated are based upon total investments (excluding Investments of Cash Collateral Received for Securities on Loan) as of May 31, 2009. The Fund's composition is subject to change.
(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
                 RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  5

MANAGER COMMENTARY (continued) -------------------------------------------------

SIGNIFICANT PERFORMANCE FACTORS
SYSTEMATIC: Our portion of the Fund's outperformance, relative to the benchmark Russell Index, was driven by both sector allocation and stock selection. Underweight positions, relative to the benchmark, in consumer cyclicals and financials contributed to our portfolio's outperformance, as did our portfolio's relative overweight in telecom. Strong stock selection in financials offset weaker results from industrials, consumer staples, and healthcare. Notable individual contributors included COCA-COLA ENTERPRISES, DARDEN RESTAURANTS, ADVANCE AUTO PARTS, and D.R. HORTON. KANSAS CITY SOUTHERN, NTELOS HOLDINGS, TYCO ELECTRONICS, and TUPPERWARE BRANDS were among the largest individual detractors in our segment of the Fund during the fiscal year.

WEDGE: Versus our benchmark, the favorable relative performance for our segment of the Fund was driven by sector weightings, as well as security selection within those sectors. Our security selection in utilities (PACIFIC GAS & ELECTRIC COMPANY) and transportation (WERNER ENTERPRISES) proved to be the most beneficial decisions for the period. Pacific Gas & Electric Company trades at a discount to its expected long term earnings potential, despite its positive regulatory relationships and environmental position. Werner Enterprises provides truckload and logistics services throughout North America, is attractively valued and

TOP TEN HOLDINGS (at May 31, 2009; % of portfolio assets)
---------------------------------------------------------------------

Noble                                       2.4%
------------------------------------------------
Simon Property Group                        2.1%
------------------------------------------------
Duke Realty                                 2.0%
------------------------------------------------
Lincoln Natl                                1.9%
------------------------------------------------
Computer Sciences                           1.8%
------------------------------------------------
RR Donnelley & Sons                         1.7%
------------------------------------------------
Sonoco Products                             1.6%
------------------------------------------------
Allstate                                    1.6%
------------------------------------------------
CIGNA                                       1.6%
------------------------------------------------
Intl Flavors & Fragrances                   1.2%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
6  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


reflects several competitive advantages -- focusing on a high level of service and timeliness of delivery, aided by efficient utilization of technology and a young fleet.

Security selection in technology offset a portion of our portfolio's gains as FLEXTRONICS, which provides advanced electronic manufacturing services to original equipment manufacturers in the communications and information technology industries, was negatively impacted by economic conditions. While the company was still generating strong free cash flow and taking appropriate steps to combat the severe economic contraction, the Nortel bankruptcy forced them to take a charge on their financial statements. As they no longer met our quality parameters, we sold the stock.

CHANGES TO THE FUND'S PORTFOLIO
SYSTEMATIC: We reduced our weightings in consumer staples and health care from slight overweights to slight underweights, relative to the benchmark, and increased weighting in energy, basic materials and industrials from slight underweights to slight overweights. Aside from these minor sector rotations, there were no significant changes made to our segment of the portfolio during the period.

WEDGE: During the reporting period, the majority of our transactions were made in the financial sector as we increased our commitment to the insurance industry, realized gains associated with acquisition activity, and improved the quality of holdings in response to economic turmoil and uncertainty. We sold SAFECO, locking in gains as the firm was in the process of being acquired by Liberty Mutual. We sold GENWORTH as a result of


  We took profits, reducing positions in a number of names that had returned favorable relative performance, reinvesting the proceeds in other names with somewhat more attractive risk/return potential. -- WEDGE Capital Management, L.L.P.






--------------------------------------------------------------------------------
                 RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


reduced near-term optimism due to a weaker than expected share price rebound after the company took steps to address investors' liquidity concerns, sustained equity market weakness, and overwhelmingly negative investor sentiment. We also sold COMERICA, as it no longer met our valuation parameters. We added ALLSTATE, a leading, financially strong property and casualty insurer with excess capital and a historically stable book of business. As the property and casualty market showed signs of improvement during the period, we added to our position. HCC INSURANCE HOLDINGS, a conservative, attractively priced, high quality property and casualty insurer/reinsurer, was also purchased in our Fund segment.

We increased our segment's allocation to the capital goods industry group, adding DOVER CORPORATION as a new position. Dover Corporation is a high quality, diversified industrial company with considerable free cash flow yield that we believe is well positioned to take advantage of potential acquisition opportunities, buy back shares and raise its dividend.

Within the information technology sector, we sold CADENCE DESIGN SYSTEMS due to deterioration in their earnings predictability and relative risk/return potential. At the same time we added SYBASE, a provider of relational database management systems, which we feel offers strong earnings growth potential, free cash flow and a significant amount of excess cash on its balance sheet. We took profits, reducing positions in a number of names that had returned favorable relative performance, reinvesting the proceeds in other names with somewhat more attractive risk/return potential.

OUR FUTURE STRATEGY
SYSTEMATIC: We are positioning our segment of the portfolio on a "bottom-up basis" which is commensurate with our investment discipline that emphasizes both valuation and earnings improvement. Over the past fiscal year, our segment of the portfolio has rotated from being somewhat defensively-oriented to having a slightly more cyclical bias. Factors driving portfolio positioning include relative value: cyclical stocks now have better valuation, and fundamental improvement: cyclical sectors showing improvement in recent quarters.


--------------------------------------------------------------------------------
8  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

WEDGE: Despite the strong market rally since the market-lows of early March, we remain in a period of continued uncertainty. While there are certainly promising signs of economic recovery, considerable stress remains, and investors must tread cautiously as we attempt to establish a new base for future earnings potential. From our perspective, we believe valuation, that all-important metric, should be the beacon of choice for long-term investors. In fact, given the magnitude of the recent market decline, we believe valuation, as it has historically, will likely prove the best determinant of long-term returns going forward. Our strategy will be to continue seeking relatively good earnings at discount prices. This generally defines the stock groups which lead during market recoveries.

Versus the market, we remain underweighted in consumer cyclicals, utilities and telecom, while overweighted in technology, health care and industrial services. While we believe the current credit cycle could take some more time to play out, we are attracted by current valuations of a select group of financial stocks that appear to more than fully discount the challenges ahead; we are market-weighted in that broad sector. We remain cautious on the consumer, as falling home prices, access to credit and rising unemployment continue to weigh heavily on the consumer's financial health. We believe that the technology sector should benefit from attractive valuations as companies look for new ways to increase productivity in a recessionary/slow growth environment. Technology should also benefit from generally stronger balance sheets and free cash flow, as well as lower levels of risk associated with dividend cuts, pension liabilities and increased regulatory pressure. Health care should become increasingly attractive as earnings growth rates for most other sectors are more significantly impacted by the challenging economic environment. Going forward, subject to finding appropriate company fundamentals and reasonable valuations, we will target high quality companies with sustainable earnings growth that can take advantage of the current economic challenges.


--------------------------------------------------------------------------------
                 RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


 (LOGO - SYSTEMATIC FINANCIAL MANAGEMENT, L.P.)                (LOGO - WEDGE CAPITAL MANAGEMENT, L.L.P.)




Systematic Financial Management, L.P.               WEDGE Capital Management, L.L.P.





Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
10  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

                        THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Partners Select Value Fund Class A shares (from 3/8/02 to 5/31/09) as compared to the performance of two widely cited performance indices, the Russell Midcap Value Index and the Lipper Mid-Cap Value Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distributions paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial intermediary or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.


COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at May 31, 2009
                                                                                    SINCE
                                                                                  INCEPTION
                                                     1 YEAR   3 YEARS   5 YEARS     3/8/02
RIVERSOURCE PARTNERS SELECT VALUE FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $6,276    $7,274    $8,930    $10,703
-------------------------------------------------------------------------------------------
        Average annual total return                 -37.24%   -10.07%    -2.24%     +0.94%
-------------------------------------------------------------------------------------------
RUSSELL MIDCAP VALUE INDEX(1)
        Cumulative value of $10,000                  $6,316    $7,062   $10,117    $12,213
-------------------------------------------------------------------------------------------
        Average annual total return                 -36.84%   -10.95%    +0.23%     +2.80%
-------------------------------------------------------------------------------------------
LIPPER MID-CAP VALUE FUNDS INDEX(2)
        Cumulative value of $10,000                  $6,632    $7,622    $9,975    $11,711
-------------------------------------------------------------------------------------------
        Average annual total return                 -33.68%    -8.65%    -0.05%     +2.21%
-------------------------------------------------------------------------------------------



Results for other share classes can be found on page 3.


--------------------------------------------------------------------------------
12  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE PARTNERS SELECT VALUE FUND LINE GRAPH)


                   RIVERSOURCE PARTNERS
                       SELECT VALUE
                        FUND CLASS                              LIPPER MID-CAP
                        A (INCLUDES        RUSSELL MID-CAP        VALUE FUNDS
                       SALES CHARGE)        VALUE INDEX(1)          INDEX(2)
                   --------------------    ---------------      --------------
3/8/02                  $ 9,425               $10,000               $10,000
5/02                      9,204                10,069                 9,915
8/02                      8,396                 8,779                 8,334
11/02                     8,874                 8,656                 8,497
2/03                      8,075                 8,081                 7,733
5/03                      9,400                 9,493                 9,111
8/03                      9,915                10,206                 9,971
11/03                    10,522                11,185                10,833
2/04                     11,535                12,272                11,923
5/04                     11,295                12,073                11,741
8/04                     11,087                12,362                11,661
11/04                    12,151                13,896                13,023
2/05                     12,631                14,591                13,561
5/05                     12,500                14,748                13,458
8/05                     13,120                15,831                14,325
11/05                    12,725                16,103                14,505
2/06                     13,426                17,125                15,280
5/06                     13,865                17,297                15,365
8/06                     14,114                17,786                15,436
11/06                    15,144                19,348                16,858
2/07                     15,681                20,267                17,522
5/07                     17,220                21,864                19,160
8/07                     16,407                19,995                17,836
11/07                    16,437                19,481                17,608
2/08                     14,558                17,782                16,261
5/08                     16,073                19,336                17,658
8/08                     15,019                17,907                16,123
11/08                     9,486                11,308                10,119
2/09                      8,516                 9,307                 8,813
5/09                     10,703                12,213                11,711




(1) The Russell Midcap Value Index, an unmanaged index, measures the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth values. The stocks are also members of the Russell 1000 Value Index. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Mid-Cap Value Funds Index includes the 30 largest mid-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE  ---------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2009.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 DEC. 1, 2008   MAY 31, 2009  THE PERIOD(a)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,128.30        $ 7.27(c)      1.37%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.10        $ 6.89(c)      1.37%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,123.10        $11.27(c)      2.13%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,014.31        $10.70(c)      2.13%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,122.30        $11.27(c)      2.13%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,014.31        $10.70(c)      2.13%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,129.40        $ 5.04(c)       .95%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.19        $ 4.78(c)       .95%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $1,130.70        $ 6.53(c)      1.23%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.80        $ 6.19(c)      1.23%
------------------------------------------------------------------------------------------


(a) Expenses are equal to the annualized expense ratio for each class as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended May 31, 2009: +12.83% for Class A, +12.31% for Class B, +12.23% for Class C, +12.94% for Class I and +13.07% for Class R4.
(c) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2010, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.28% for Class A, 2.05% for Class B, 2.04% for Class C, 0.83% for Class I and 1.13% for Class R4. Any amounts waived will not be reimbursed by the Fund. This change was effective June 1, 2009. Had this change been in place for the entire six month period ended May 31, 2009, the actual expenses paid would have been $10.85 for Class B, $4.41 for Class I and $6.00 for Class R4; the hypothetical expenses paid would have been $10.30 for Class B, $4.18 for Class I and $5.69 for Class R4. The actual and hypothetical expenses for Class A and Class C would have been the same as those represented in the table above.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  15

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

MAY 31, 2009
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES


COMMON STOCKS (98.1%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (1.1%)
TransDigm Group                                          72,002(b,d)       $2,823,918
-------------------------------------------------------------------------------------

AUTO COMPONENTS (1.4%)
BorgWarner                                              112,100(d)          3,615,225
-------------------------------------------------------------------------------------

BEVERAGES (1.7%)
Coca-Cola Enterprises                                    70,000             1,166,200
Dr Pepper Snapple Group                                  94,700(b)          2,057,831
Molson Coors Brewing Cl B                                29,650             1,304,304
                                                                      ---------------
Total                                                                       4,528,335
-------------------------------------------------------------------------------------

CAPITAL MARKETS (2.7%)
Invesco                                                 167,000             2,613,550
State Street                                             64,400             2,991,380
Stifel Financial                                         35,900(b,d)        1,563,086
                                                                      ---------------
Total                                                                       7,168,016
-------------------------------------------------------------------------------------

CHEMICALS (2.9%)
Celanese Series A                                       117,400(d)          2,407,874
Intl Flavors & Fragrances                               128,200             4,089,580
Terra Inds                                               35,600               989,324
                                                                      ---------------
Total                                                                       7,486,778
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (2.1%)
Bank of Hawaii                                          101,900(d)          3,814,117
Prosperity Bancshares                                    57,700(d)          1,619,062
                                                                      ---------------
Total                                                                       5,433,179
-------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (3.1%)
RR Donnelley & Sons                                     428,800             5,780,224
Steelcase Cl A                                          489,389(d)          2,363,749
                                                                      ---------------
Total                                                                       8,143,973
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (1.4%)
Comtech Telecommunications                               88,500(b,d)        2,578,890
Tellabs                                                 206,500(b)          1,146,075
                                                                      ---------------
Total                                                                       3,724,965
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (1.1%)
Teradata                                                 60,400(b)          1,304,640
Western Digital                                          68,000(b)          1,689,800
                                                                      ---------------
Total                                                                       2,994,440
-------------------------------------------------------------------------------------

CONTAINERS & PACKAGING (3.9%)
AptarGroup                                               78,917             2,447,216
Crown Holdings                                           49,300(b,d)        1,158,550
Sonoco Products                                         220,800(d)          5,378,688
Temple-Inland                                            96,400(d)          1,231,992
                                                                      ---------------
Total                                                                      10,216,446
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (2.0%)
NTELOS Holdings                                         212,200             3,792,014
Qwest Communications Intl                               311,400(d)          1,357,704
                                                                      ---------------
Total                                                                       5,149,718
-------------------------------------------------------------------------------------

ELECTRIC UTILITIES (3.8%)
Hawaiian Electric Inds                                  100,200(d)          1,728,450
Northeast Utilities                                      98,500(d)          2,047,815
NV Energy                                               225,000             2,250,000
Pinnacle West Capital                                   138,400             3,826,760
                                                                      ---------------
Total                                                                       9,853,025
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (1.8%)
Cooper Inds Cl A                                         54,800             1,798,536
General Cable                                            74,600(b)          2,852,704
                                                                      ---------------
Total                                                                       4,651,240
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (3.0%)
Noble                                                   227,050             7,803,709
-------------------------------------------------------------------------------------



See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
16  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

FOOD & STAPLES RETAILING (1.6%)
Kroger                                                   71,900            $1,639,320
Ruddick                                                 102,700(d)          2,583,932
                                                                      ---------------
Total                                                                       4,223,252
-------------------------------------------------------------------------------------

FOOD PRODUCTS (1.9%)
Dean Foods                                               54,700(b)          1,028,360
Sara Lee                                                431,486             3,879,059
                                                                      ---------------
Total                                                                       4,907,419
-------------------------------------------------------------------------------------

GAS UTILITIES (1.9%)
Energen                                                  71,000             2,642,620
Questar                                                  69,500             2,355,355
                                                                      ---------------
Total                                                                       4,997,975
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (1.0%)
Beckman Coulter                                          47,972(d)          2,600,082
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (3.4%)
CIGNA                                                   235,331             5,217,288
Health Management Associates Cl A                       117,800(b)            684,418
Omnicare                                                112,100(d)          3,030,063
                                                                      ---------------
Total                                                                       8,931,769
-------------------------------------------------------------------------------------

HEALTH CARE TECHNOLOGY (0.9%)
IMS Health                                              197,900             2,382,716
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (2.2%)
Darden Restaurants                                      111,500(d)          4,032,955
Royal Caribbean Cruises                                  55,400               834,324
Wyndham Worldwide                                        70,900               835,911
                                                                      ---------------
Total                                                                       5,703,190
-------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (1.4%)
DR Horton                                                96,400               887,844
Fortune Brands                                           23,000               805,230
Snap-On                                                  62,400(d)          1,943,760
                                                                      ---------------
Total                                                                       3,636,834
-------------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (0.3%)
Clorox                                                   17,000               891,480
-------------------------------------------------------------------------------------

INDEPENDENT POWER PRODUCERS & ENERGY TRADERS (1.3%)
AES                                                     225,200(b)          2,249,748
NRG Energy                                               45,200(b)          1,017,000
                                                                      ---------------
Total                                                                       3,266,748
-------------------------------------------------------------------------------------

INSURANCE (11.1%)
Alleghany                                                 7,803(b,d)        2,028,780
Allstate                                                208,100             5,354,413
Arch Capital Group                                       52,000(b,c)        2,959,320
Endurance Specialty Holdings                             79,900(c)          2,194,853
Fidelity Natl Financial Cl A                            104,400             1,455,336
HCC Insurance Holdings                                  161,700(d)          3,992,373
Lincoln Natl                                            337,220             6,390,318
Prudential Financial                                     42,450             1,694,180
Unum Group                                              174,500(d)          2,985,695
                                                                      ---------------
Total                                                                      29,055,268
-------------------------------------------------------------------------------------

IT SERVICES (2.7%)
Computer Sciences                                       139,600(b,d)        5,927,416
SAIC                                                     65,700(b,d)        1,147,779
                                                                      ---------------
Total                                                                       7,075,195
-------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (1.1%)
Life Technologies                                        76,000(b)          2,947,280
-------------------------------------------------------------------------------------

MACHINERY (2.3%)
Dover                                                   117,900(d)          3,706,776
SPX                                                      52,100             2,391,911
                                                                      ---------------
Total                                                                       6,098,687
-------------------------------------------------------------------------------------

MARINE (0.2%)
Kirby                                                    14,900(b,d)          500,938
-------------------------------------------------------------------------------------

MEDIA (1.6%)
McGraw-Hill Companies                                    59,900(d)          1,802,391
Shaw Communications Cl B                                130,400(c)          2,267,656
                                                                      ---------------
Total                                                                       4,070,047
-------------------------------------------------------------------------------------



                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

METALS & MINING (1.3%)
Freeport-McMoRan Copper & Gold                           43,450            $2,364,984
Thompson Creek Metals                                   110,550(b,c,d)      1,061,280
                                                                      ---------------
Total                                                                       3,426,264
-------------------------------------------------------------------------------------

MULTILINE RETAIL (1.4%)
Family Dollar Stores                                     35,300             1,068,531
Kohl's                                                   60,400(b,d)        2,565,188
                                                                      ---------------
Total                                                                       3,633,719
-------------------------------------------------------------------------------------

MULTI-UTILITIES (4.3%)
CMS Energy                                              239,200(d)          2,712,528
PG&E                                                    102,800             3,773,788
SCANA                                                   101,267(d)          3,040,035
Xcel Energy                                             102,500             1,757,875
                                                                      ---------------
Total                                                                      11,284,226
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (2.8%)
Bill Barrett                                             44,000(b,d)        1,497,320
El Paso                                                  75,100               732,225
Noble Energy                                             13,900               826,772
Spectra Energy                                          112,800             1,810,440
Valero Energy                                            54,900(d)          1,228,113
Walter Energy                                            33,500             1,093,440
                                                                      ---------------
Total                                                                       7,188,310
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (7.8%)
Digital Realty Trust                                     67,900(d)          2,428,783
Duke Realty                                             700,295(d)          6,659,805
Health Care REIT                                         68,700(d)          2,352,975
Natl Retail Properties                                  122,400(d)          2,094,264
Simon Property Group                                    128,151(d)          6,852,234
                                                                      ---------------
Total                                                                      20,388,061
-------------------------------------------------------------------------------------

ROAD & RAIL (2.2%)
Kansas City Southern                                     98,100(b,d)        1,617,669
Werner Enterprises                                      226,000             4,065,740
                                                                      ---------------
Total                                                                       5,683,409
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.2%)
Marvell Technology Group                                145,500(b,c)        1,663,065
Microchip Technology                                    161,400(d)          3,481,398
Semtech                                                  38,800(b,d)          624,292
                                                                      ---------------
Total                                                                       5,768,755
-------------------------------------------------------------------------------------

SOFTWARE (1.9%)
Check Point Software Technologies                        30,900(b,c)          721,515
Solera Holdings                                          50,600(b,d)        1,158,740
Sybase                                                   49,200(b,d)        1,600,476
Synopsys                                                 72,400(b,d)        1,410,352
                                                                      ---------------
Total                                                                       4,891,083
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (1.7%)
Advance Auto Parts                                       13,800               587,742
AutoNation                                               35,900(b)            570,092
Best Buy                                                 55,000(d)          1,930,500
Foot Locker                                             114,600             1,273,206
                                                                      ---------------
Total                                                                       4,361,540
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (2.3%)
VF                                                       57,900(d)          3,289,878
Warnaco Group                                            89,300(b,d)        2,821,880
                                                                      ---------------
Total                                                                       6,111,758
-------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (1.9%)
First Niagara Financial Group                           173,600(d)          2,202,984
Hudson City Bancorp                                     210,800(d)          2,704,564
                                                                      ---------------
Total                                                                       4,907,548
-------------------------------------------------------------------------------------

TOBACCO (0.6%)
Lorillard                                                23,300             1,592,089
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.8%)
United Rentals                                          463,358(b)          2,200,951
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $273,597,263)                                                     $256,319,560
-------------------------------------------------------------------------------------





See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

MONEY MARKET FUND (1.8%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term
 Cash Fund, 0.27%                                     4,742,318(e)         $4,742,318
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $4,742,318)                                                         $4,742,318
-------------------------------------------------------------------------------------



INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN (27.1%)
                                                       SHARES                VALUE(a)
CASH COLLATERAL REINVESTMENT FUND
JPMorgan Prime Money Market Fund                     70,779,080           $70,779,080
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS OF CASH COLLATERAL RECEIVED FOR SECURITIES ON LOAN
(Cost: $70,779,080)                                                       $70,779,080
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $349,118,661)(f)                                                  $331,840,958
=====================================================================================




NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using policies described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At May 31, 2009, the value of foreign securities represented 4.2% of net assets.

(d) At May 31, 2009, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Affiliated Money Market Fund -- See Note 6 to the financial statements. The rate shown is the seven-day current annualized yield at May 31, 2009.

(f) At May 31, 2009, the cost of securities for federal income tax purposes was $362,923,501 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                         $16,893,130
     Unrealized depreciation                         (47,975,673)
     -----------------------------------------------------------
     Net unrealized depreciation                    $(31,082,543)
     -----------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.



--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

FAIR VALUE MEASUREMENTS


Statement of Financial Accounting Standards No. 157 (SFAS 157) requires disclosures relating to the fair valuation of securities for financial statement purposes.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below:

     - Level 1 -- quoted prices in active markets for identical securities

     - Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.)

     - Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

Observable inputs are those based on market data obtained from sources independent of the Fund, and unobservable inputs reflect the Fund's own assumptions based on the best information available. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level.

The following table is a summary of the inputs used to value the Fund's investments as of May 31, 2009:

                                          FAIR VALUE AT MAY 31, 2009
                          ---------------------------------------------------------
                               LEVEL 1        LEVEL 2
                            QUOTED PRICES      OTHER        LEVEL 3
                              IN ACTIVE     SIGNIFICANT   SIGNIFICANT
                             MARKETS FOR     OBSERVABLE  UNOBSERVABLE
DESCRIPTION               IDENTICAL ASSETS     INPUTS       INPUTS         TOTAL
-----------------------------------------------------------------------------------
Investments in
  securities                $331,840,958        $--           $--      $331,840,958





HOW TO FIND INFORMATION ABOUT THE FUND'S QUARTERLY PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as filed on Form N-Q, can be obtained without charge, upon request, by calling the RiverSource Family of Funds at 1(800) 221-2450.


--------------------------------------------------------------------------------
20  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
MAY 31, 2009


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $273,597,263)             $ 256,319,560
  Affiliated money market fund (identified cost $4,742,318)            4,742,318
  Investments of cash collateral received for securities on loan
    (identified cost $70,779,080)                                     70,779,080
--------------------------------------------------------------------------------
Total investments in securities (identified cost $349,118,661)       331,840,958
Capital shares receivable                                                 29,785
Dividends and accrued interest receivable                                868,920
Receivable for investment securities sold                              1,487,208
--------------------------------------------------------------------------------
Total assets                                                         334,226,871
--------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                   267,223
Payable for investment securities purchased                            1,646,553
Payable upon return of securities loaned                              70,779,080
Accrued investment management services fees                                5,485
Accrued distribution fees                                                 41,385
Accrued transfer agency fees                                               1,921
Accrued administrative services fees                                         422
Accrued plan administration services fees                                     11
Other accrued expenses                                                   138,449
--------------------------------------------------------------------------------
Total liabilities                                                     72,880,529
--------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $ 261,346,342
--------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $     825,790
Additional paid-in capital                                           400,333,160
Undistributed net investment income                                    2,871,870
Accumulated net realized gain (loss)                                (125,406,775)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                         (17,277,703)
--------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $ 261,346,342
--------------------------------------------------------------------------------
*Including securities on loan, at value                            $  70,348,382
--------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $171,586,494           54,027,990                       $3.18(1)
Class B                     $ 33,999,040           11,190,973                       $3.04
Class C                     $  3,664,376            1,209,841                       $3.03
Class I                     $ 52,038,069           16,131,939                       $3.23
Class R4                    $     58,363               18,230                       $3.20
-----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $3.37. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  21

STATEMENT OF OPERATIONS --------------------------------------------------------
YEAR ENDED MAY 31, 2009


INVESTMENT INCOME
Income:
Dividends                                                          $   8,608,435
Income distributions from affiliated money market fund                    84,065
Fee income from securities lending                                        95,855
--------------------------------------------------------------------------------
Total income                                                           8,788,355
--------------------------------------------------------------------------------
Expenses:
Investment management services fees                                    2,539,813
Distribution fees
  Class A                                                                524,683
  Class B                                                                439,515
  Class C                                                                 44,376
Transfer agency fees
  Class A                                                                630,529
  Class B                                                                139,038
  Class C                                                                 13,745
  Class R4                                                                    32
Administrative services fees                                             172,308
Plan administration services fees -- Class R4                                157
Compensation of board members                                              8,240
Custodian fees                                                           578,060
Printing and postage                                                      79,425
Registration fees                                                         42,960
Professional fees                                                         32,576
Other                                                                     13,266
--------------------------------------------------------------------------------
Total expenses                                                         5,258,723
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                        (1,029,552)
  Earnings and bank fee credits on cash balances                          (3,089)
--------------------------------------------------------------------------------
Total net expenses                                                     4,226,082
--------------------------------------------------------------------------------
Investment income (loss) -- net                                        4,562,273
--------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                             (109,848,531)
  Foreign currency transactions                                              517
--------------------------------------------------------------------------------
Net realized gain (loss) on investments                             (109,848,014)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                 (28,880,403)
--------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               (138,728,417)
--------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(134,166,144)
--------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
22  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


YEAR ENDED MAY 31,                                                          2009           2008
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $   4,562,273  $   2,853,560
Net realized gain (loss) on investments                             (109,848,014)    17,201,781
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                 (28,880,403)   (64,867,433)
-----------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations     (134,166,144)   (44,812,092)
-----------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                           (2,725,572)    (1,805,294)
    Class B                                                              (68,157)            --
    Class C                                                              (16,786)            --
    Class I                                                             (334,003)      (239,390)
    Class R4                                                              (1,229)          (705)
  Net realized gain
    Class A                                                           (1,132,952)   (42,613,859)
    Class B                                                             (240,449)   (10,954,923)
    Class C                                                              (24,954)      (902,324)
    Class I                                                              (97,618)    (3,235,421)
    Class R4                                                                (358)        (9,896)
-----------------------------------------------------------------------------------------------
Total distributions                                                   (4,642,078)   (59,761,812)
-----------------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                      23,568,797     28,493,014
  Class B shares                                                       2,341,342      4,395,995
  Class C shares                                                         728,566        517,328
  Class I shares                                                      38,078,665      4,691,431
  Class R4 shares                                                         11,999             --
Reinvestment of distributions at net asset value
  Class A shares                                                       3,777,240     43,661,102
  Class B shares                                                         304,317     10,822,584
  Class C shares                                                          40,868        888,102
  Class I shares                                                         431,556      3,474,300
  Class R4 shares                                                          1,389          9,031
Payments for redemptions
  Class A shares                                                     (69,432,688)  (120,365,479)
  Class B shares                                                     (21,944,336)   (44,717,565)
  Class C shares                                                      (1,483,889)    (2,088,652)
  Class I shares                                                      (2,500,776)   (12,518,252)
  Class R4 shares                                                         (2,373)        (7,184)
-----------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions    (26,079,323)   (82,744,245)
-----------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             (164,887,545)  (187,318,149)
Net assets at beginning of year                                      426,233,887    613,552,036
-----------------------------------------------------------------------------------------------
Net assets at end of year                                          $ 261,346,342  $ 426,233,887
-----------------------------------------------------------------------------------------------
Undistributed net investment income                                $   2,871,870  $   2,449,227
-----------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  23

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $4.88        $5.93        $7.27        $6.65        $6.13
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .06(b)       .04(b)       .05          .08          .02
Net gains (losses) (both realized and
 unrealized)                                         (1.70)        (.44)        1.35          .64          .63
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.64)        (.40)        1.40          .72          .65
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.04)        (.03)        (.11)        (.01)        (.01)
Distributions from realized gains                     (.02)        (.62)       (2.63)        (.09)        (.12)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.06)        (.65)       (2.74)        (.10)        (.13)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.18        $4.88        $5.93        $7.27        $6.65
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $172         $323         $448         $463         $525
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.76%        1.53%        1.39%        1.30%        1.33%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.39%        1.36%        1.30%        1.30%        1.33%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.66%         .70%         .59%        1.21%         .35%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               118%          88%         159%           7%          12%
--------------------------------------------------------------------------------------------------------------
Total return(g)                                    (33.41%)      (6.67%)      24.19%       10.92%       10.66%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
24  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $4.64        $5.69        $7.06        $6.50        $6.04
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .03(b)       .00(b),(c)    --          .07         (.02)
Net gains (losses) (both realized and
 unrealized)                                         (1.61)        (.43)        1.30          .58          .60
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.58)        (.43)        1.30          .65          .58
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.00)(c)       --         (.04)          --           --
Distributions from realized gains                     (.02)        (.62)       (2.63)        (.09)        (.12)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.02)        (.62)       (2.67)        (.09)        (.12)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.04        $4.64        $5.69        $7.06        $6.50
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $34          $77         $126         $151         $203
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         2.52%        2.29%        2.15%        2.06%        2.09%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     2.15%        2.12%        2.06%        2.06%        2.09%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .88%        (.07%)       (.18%)        .37%        (.43%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               118%          88%         159%           7%          12%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (33.92%)      (7.46%)      23.24%       10.13%        9.76%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  25

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $4.64        $5.69        $7.06        $6.50        $6.04
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .03(b)       .00(b),(c)    --          .07         (.02)
Net gains (losses) (both realized and
 unrealized)                                         (1.61)        (.43)        1.31          .58          .60
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.58)        (.43)        1.31          .65          .58
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.01)          --         (.05)          --           --
Distributions from realized gains                     (.02)        (.62)       (2.63)        (.09)        (.12)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.03)        (.62)       (2.68)        (.09)        (.12)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.03        $4.64        $5.69        $7.06        $6.50
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $4           $7           $9          $10          $12
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         2.52%        2.29%        2.15%        2.06%        2.09%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(f),(g)                     2.14%        2.12%        2.06%        2.06%        2.09%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .91%        (.05%)       (.17%)        .40%        (.43%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               118%          88%         159%           7%          12%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                    (33.97%)      (7.43%)      23.32%       10.13%        9.76%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.
(h) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $4.97        $6.03        $7.36        $6.70        $6.16
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .07(b)       .06(b)       .07          .12          .04
Net gains (losses) (both realized and
 unrealized)                                         (1.73)        (.45)        1.38          .65          .63
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.66)        (.39)        1.45          .77          .67
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.06)        (.05)        (.15)        (.02)        (.01)
Distributions from realized gains                     (.02)        (.62)       (2.63)        (.09)        (.12)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.08)        (.67)       (2.78)        (.11)        (.13)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.23        $4.97        $6.03        $7.36        $6.70
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $52          $20          $30          $13          $14
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.16%        1.08%         .95%         .83%         .86%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                      .96%         .98%         .94%         .83%         .86%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         2.21%        1.09%        1.00%        1.56%         .80%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               118%          88%         159%           7%          12%
--------------------------------------------------------------------------------------------------------------
Total return                                       (33.19%)      (6.37%)      24.65%       11.62%       11.02%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment fee, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2009 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.97% for the year ended May 31, 2008.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  27

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                           2009         2008         2007         2006         2005
Net asset value, beginning of period                 $4.93        $5.98        $7.32        $6.68        $6.15
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .07(b)       .06(b)       .06          .10          .03
Net gains (losses) (both realized and
 unrealized)                                         (1.72)        (.44)        1.36          .64          .63
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.65)        (.38)        1.42          .74          .66
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.06)        (.05)        (.13)        (.01)        (.01)
Distributions from realized gains                     (.02)        (.62)       (2.63)        (.09)        (.12)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.08)        (.67)       (2.76)        (.10)        (.13)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.20        $4.93        $5.98        $7.32        $6.68
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.51%        1.38%        1.22%        1.12%        1.15%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     1.06%         .98%        1.13%        1.12%        1.15%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         2.13%        1.10%         .77%        1.63%         .51%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               118%          88%         159%           7%          12%
--------------------------------------------------------------------------------------------------------------
Total return                                       (33.26%)      (6.29%)      24.27%       11.26%       10.81%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits in the periods in which they occurred were less than 0.01% of average net assets.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Partners Select Value Fund (the Fund) is a series of RiverSource Managers Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of mid-cap companies as well as companies with larger and smaller market capitalizations. For these purposes, the Fund considers mid-cap companies to be either those with a market capitalization of up to $10 billion or those whose market capitalization falls within the range of the Russell Midcap Value Index.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At May 31, 2009, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
Effective June 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  29

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. There was no impact to the Fund's net assets or results of operations upon adoption. The fair valuation measurements disclosure can be found following the Notes to Portfolio of Investments.

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange (NYSE) and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the NYSE, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the NYSE.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which

--------------------------------------------------------------------------------
30  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


approximates fair value. Investments in money market funds are valued at net asset value.

FOREIGN CURRENCY TRANSLATIONS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of foreign currency transactions, passive foreign investment company (PFIC) holdings, re-characterization of REIT distributions, post-October losses and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  31

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


from the year that the income or realized gains (losses) were recorded by the Fund.

In the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $993,883 and accumulated net realized loss has been decreased by $993,883.

The tax character of distributions paid for the years indicated is as follows:

                                           YEAR ENDED MAY 31,
                                    2009                        2008
                         -------------------------   --------------------------
                          ORDINARY      LONG-TERM      ORDINARY      LONG-TERM
                           INCOME     CAPITAL GAIN      INCOME     CAPITAL GAIN
-------------------------------------------------------------------------------
Class A                  $3,857,442      $1,082      $37,539,888    $6,879,265
Class B                     308,376         230        9,186,454     1,768,469
Class C                      41,716          24          756,394       145,930
Class I                     431,529          92        2,952,507       522,304
Class R4                      1,587          --            9,003         1,598


At May 31, 2009, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $   3,196,395
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $(111,922,284)
Unrealized appreciation (depreciation)........  $ (31,086,719)


RECENT ACCOUNTING PRONOUNCEMENTS
The Fund has adopted FASB Staff Position No. 133-1 and FIN No. 45-4 (FSP FAS 133-1 and FIN 45-4), "Disclosures about Credit Derivatives and Certain
Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45." The amendments to FSP FAS 133-1 and FIN 45-4 require enhanced disclosures about a fund's derivatives and guarantees. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments,
(b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows and (d) the current status of the payment/performance risk of the credit derivative. The amendments to FSP FAS 133-1 and FIN 45-4 also require additional disclosures about the current status of the payment/performance risk of a guarantee. At May 31, 2009 the Fund did not own nor was it a party to any credit derivative contracts within the scope of these amendments.

The Fund has adopted Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities -- an

--------------------------------------------------------------------------------
32  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. At May 31, 2009, and for the year then ended, the Fund had no transactions or investments in derivatives within the scope of this Statement.

On April 9, 2009, the FASB issued Staff Position No. 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" (FSP 157-4). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also requires additional disaggregation of the current SFAS 157 required disclosures. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Management is currently evaluating the impact that the adoption of FSP 157-4 will have on the amounts and disclosures within the Fund's financial statements.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES
INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.78% to 0.65% annually as the Fund's net assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Mid-Cap Value Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the management fee by $299,806 for the year ended May 31, 2009. The management fee for the year ended May 31, 2009

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  33

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

was 0.88% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

SUBADVISORY AGREEMENTS
The Investment Manager has Subadvisory Agreements with Systematic Financial Management, L.P. and WEDGE Capital Management, L.L.P., each of which subadvises a portion of the assets of the Fund. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interest of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations. The Investment Manager contracts with and compensates each subadviser to manage the investment of the Fund's assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's net assets increase. The fee for the year ended May 31, 2009 was 0.06% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended May 31, 2009, other expenses paid to this company were $2,201.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other funds in the RiverSource Family of Funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares.


--------------------------------------------------------------------------------
34  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees in the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has agreements with RiverSource Distributors, Inc. and RiverSource Fund Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, of the 1.00% fee, up to 0.75% is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed (unreimbursed expense) was approximately $1,402,000 and $41,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of April 30, 2009, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $153,237 for Class A, $33,511 for Class B and $364 for Class C for the year ended May 31, 2009.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended May 31, 2009, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class A.............................................  1.39%
Class B.............................................  2.15
Class C.............................................  2.14
Class I.............................................  0.96
Class R4............................................  1.06




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                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $272,087
Class B..........................................    58,931
Class C..........................................     5,753
Class R4.........................................        12


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R4...........................................  $117


The management fees waived/reimbursed at the Fund level were $692,652.

Under an agreement which was effective until May 31, 2009, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the class average daily net assets:

Class A.............................................  1.28%
Class B.............................................  2.04
Class C.............................................  2.04
Class I.............................................  0.86
Class R4............................................  1.14


Effective June 1, 2009, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until July 31, 2010, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the class average daily net assets:

Class A.............................................  1.28%
Class B.............................................  2.05
Class C.............................................  2.04
Class I.............................................  0.83
Class R4............................................  1.13


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.


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36  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

BANK FEE CREDITS
During the year ended May 31, 2009, the Fund's transfer agency fees were reduced by $3,089 as a result of bank fee credits from overnight cash balances.

CUSTODIAN FEES
Effective Dec. 15, 2008, the Fund pays custodian fees to JPMorgan Chase Bank, N.A. For the period from June 1, 2008 to Dec. 15, 2008, the Fund paid custodian fees amounting to $538,638 to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $342,053,825 and $361,925,281, respectively, for the year ended May 31, 2009. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                         YEAR ENDED MAY 31, 2009
                                     ISSUED FOR
                                     REINVESTED                        NET
                          SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                 6,913,248    1,271,816    (20,327,795)     (12,142,731)
Class B                   760,146      106,780     (6,178,088)      (5,311,162)
Class C                   218,721       14,390       (459,754)        (226,643)
Class I                12,703,882      143,374       (752,807)      12,094,449
Class R4                    2,630          464         (1,036)           2,058
----------------------------------------------------------------------------------


                                         YEAR ENDED MAY 31, 2008
                                     ISSUED FOR
                                     REINVESTED                        NET
                          SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                 5,079,766    9,020,889    (23,525,277)      (9,424,622)
Class B                   856,262    2,342,551     (8,804,105)      (5,605,292)
Class C                   104,230      192,647       (434,644)        (137,767)
Class I                   908,015      706,159     (2,601,943)        (987,769)
Class R4                       --        1,851         (1,565)             286
----------------------------------------------------------------------------------


5. LENDING OF PORTFOLIO SECURITIES

Effective Dec. 1, 2008, the Fund has entered into a Master Securities Lending Agreement (the Agreement) with JPMorgan Chase Bank, National Association (JPMorgan). The Agreement authorizes JPMorgan as lending agent to lend

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


securities to authorized borrowers in order to generate additional income on behalf of the Fund. Pursuant to the Agreement, the securities loaned are secured by cash or U.S. government securities equal to at least 100% of the market value of the loaned securities. Any additional collateral required to maintain those levels due to market fluctuations of the loaned securities is delivered the following business day. Cash collateral received is invested by the lending agent on behalf of the Fund into authorized investments pursuant to the Agreement. The investments made with the cash collateral are listed in the Portfolio of Investments. The values of such investments and any uninvested cash collateral balance are disclosed in the Statement of Assets and Liabilities along with the related obligation to return the collateral upon the return of the securities loaned. At May 31, 2009, securities valued at $70,348,382 were on loan, secured by cash collateral of $70,779,080 invested in short-term securities or in cash equivalents.

Pursuant to the Agreement, the Fund receives income for lending its securities either in the form of fees or by earning interest on invested cash collateral, net of negotiated rebates paid to borrowers and fees paid to the lending agent for services provided and any other securities lending expenses. Income of $85,551 earned from securities lending from Dec. 1, 2008 through May 31, 2009 is included in the Statement of Operations. The Fund also continues to earn interest and dividends on the securities loaned.

Risks of delay in recovery of securities or even loss of rights in the securities may occur should the borrower of the securities fail financially. Risks may also arise to the extent that the value of the securities loaned increases above the value of the collateral received. JPMorgan will indemnify the Fund from losses resulting from a borrower's failure to return a loaned security when due. Such indemnification does not extend to losses associated with declines in the value of cash collateral investments. Loans are subject to termination by the Fund or the borrower at any time, and are, therefore, not considered to be illiquid investments.

Prior to Dec. 1, 2008, the Investment Manager served as securities lending agent for the Fund under the Securities Lending Agency Agreement pursuant to which the Fund agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program. Expenses paid to the Investment Manager as securities lending agent were $1,868 through Nov. 30, 2008 and are included in other expenses in the Statement of Operations. Cash collateral received on loaned securities had been invested in an affiliated money market fund. Income of $10,304 earned from securities lending from June 1, 2008 through Nov. 30, 2008 is included in the Statement of Operations.


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38  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of RiverSource Short-Term Cash Fund aggregated $192,909,041 and $196,273,628, respectively, for the year ended May 31, 2009. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found in the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at May 31, 2009, can be found in the Portfolio of Investments.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other funds in the RiverSource Family of Funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended May 31, 2009.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A., whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

8. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes, the Fund had a capital loss carry-over of $34,137,314 at May 31, 2009, that if not offset by capital gains will expire in 2017.

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2008 and its fiscal year end (post-October loss) as occurring on the first day of the following tax year. At May 31, 2009, the Fund had a post-October loss of $77,784,970 that is treated for income tax purposes as occurring on June 1, 2009.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals (the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings.


--------------------------------------------------------------------------------
40  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (which is now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  41

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
42  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE PARTNERS SELECT VALUE FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Partners Select Value Fund (the
Fund) (one of the portfolios constituting the RiverSource Managers Series, Inc.) as of May 31, 2009, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through May 31, 2007 were audited by other auditors whose report dated July 20, 2007, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of May 31, 2009, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued) ------------

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Partners Select Value Fund of the RiverSource Managers Series, Inc. at May 31, 2009, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
July 21, 2009


--------------------------------------------------------------------------------
44  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended May 31, 2009

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................    100.00%
    Dividends Received Deduction for corporations................    100.00%
    U.S. Government Obligations..................................      0.00%


CAPITAL GAIN DISTRIBUTION - the Fund designates $1,428 to be taxed as long-term capital gain.

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  45

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource Family of Funds that each Board member oversees consists of 149 funds, which includes 105 RiverSource funds and 44 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Family of Funds, 1999-2006; former    None
901 S. Marquette Ave.      1999                  Governor of Minnesota
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley University
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 70                     2002
------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
46  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (financial services), 1986-1997
Age 66
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 56
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C. since 1987; Vice           Digital Ally, Inc.
901 S. Marquette Ave.      2008                  President and General Counsel, Automotive Legal          (digital imaging);
Minneapolis, MN 55402                            Affairs, Chrysler Corporation, 1990-1997                 Infinity, Inc. (oil
Age 67                                                                                                    and gas exploration
                                                                                                          and production); OGE
                                                                                                          Energy Corp. (energy
                                                                                                          and energy services)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceuticals,
Minneapolis, MN 55402                            Biotech                                                  Inc.
Age 65                                                                                                    (biotechnology);
                                                                                                          Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  47

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. since 2005;
Financial Center           Vice President since  President, Chairman of the Board and Chief Investment
Minneapolis, MN 55474      2002                  Officer, RiverSource Investments, LLC since 2001;
Age 48                                           Director, President and Chief Executive Officer,
                                                 Ameriprise Certificate Company since 2006; Chairman of
                                                 the Board and Chief Executive Officer, RiverSource
                                                 Distributors, Inc. since 2006 and of RiverSource Fund
                                                 Distributors, Inc. since 2008; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc., 2001-2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments or Ameriprise Financial.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; or visiting riversource.com/funds.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           and Director and Vice President -- Asset Management,
Minneapolis, MN 55474                            Products and Marketing, RiverSource Distributors, Inc.
Age 43                                           since 2006 and of RiverSource Fund Distributors, Inc.
                                                 since 2008; Managing Director and Global Head of
                                                 Product, Morgan Stanley Investment Management, 2004-
                                                 2006; President, Touchstone Investments, 2002-2004
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
48  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 45                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Chief Administrative Officer, RiverSource Investments,
5228 Ameriprise Financial  2006                  LLC since 2009; Vice President -- Asset Management and
Center Minneapolis, MN                           Trust Company Services, RiverSource Investments, LLC,
55474                                            2006-2009; Vice President -- Operations and Compliance,
Age 43                                           RiverSource Investments, LLC, 2004-2006; Director of
                                                 Product Development -- Mutual Funds, Ameriprise
                                                 Financial, Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 54
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 50                                           since 2006; Chief Counsel, RiverSource Fund
                                                 Distributors, Inc. since 2008; Vice President, General
                                                 Counsel and Secretary, Ameriprise Certificate Company
                                                 since 2005; Vice President -- Asset Management
                                                 Compliance, Ameriprise Financial, Inc., 2004-2005;
                                                 Senior Vice President and Chief Compliance Officer,
                                                 USBancorp Asset Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Eleanor T.M. Hoagland      Chief Compliance      Chief Compliance Officer, RiverSource Investments, LLC,
100 Park Avenue            Officer since 2009    Kenwood Capital Management LLC, Ameriprise Certificate
New York, NY 10010                               Company, RiverSource Service Corporation and Seligman
Age 58                                           Data Corp. since 2009; Chief Compliance Officer for
                                                 each of the Seligman funds since 2004 and all funds in
                                                 the RiverSource Family of Funds since 2009; Anti-Money
                                                 Laundering Prevention Officer and Identity Theft
                                                 Prevention Officer for each of the Seligman funds since
                                                 2008; Managing Director, J. & W. Seligman & Co.
                                                 Incorporated and Vice-President for each of the
                                                 Seligman funds, 2004-2008
--------------------------------------------------------------------------------------------------------

Neysa M. Alecu             Money Laundering      Vice President -- Compliance, Ameriprise Financial,
2934 Ameriprise Financial  Prevention Officer    Inc. since 2008; Anti-Money Laundering Officer,
Center                     since 2004            Ameriprise Financial, Inc. since 2004; Compliance
Minneapolis, MN 55474                            Director, Ameriprise Financial, Inc., 2004-2008
Age 45
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  49

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement"), RiverSource Investments provides investment advice and other services to the Fund and all funds in the RiverSource Family of Funds (collectively, the "Funds"). In addition, under the subadvisory agreements (the "Subadvisory Agreements") between RiverSource Investments and each subadviser (collectively, the "Subadvisers"), the Subadvisers perform portfolio management and related services for the Fund.

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of each of the IMS Agreement and the Subadvisory Agreements (together, the "Advisory Agreements"). RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2009, including reports based on data provided by independent organizations to assist the Board in making these determinations. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the Advisory Agreements. At the April 7-8, 2009 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory and subadvisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

Nature, Extent and Quality of Services Provided by RiverSource Investments and the Subadvisers: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments and the Subadvisers, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, most notably, the large investment made in the acquisition of J. & W. Seligman & Co. Incorporated, including its portfolio management operations, personnel and infrastructure (including the addition of two new offices in New York City and Palo Alto). Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered

--------------------------------------------------------------------------------
50  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

--------------------------------------------------------------------------------


the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. Further, the Board considered RiverSource Investments' ability to retain key personnel and its expectations in this regard. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments, its affiliates and each of the Subadvisers were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods, recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2007 to December 2008. The Board observed that the Fund's investment performance met expectations (in light of the challenging market environment). Additionally, the Board reviewed the performance of each of the Subadvisers and RiverSource Investments' processes for monitoring the Subadvisers. The Board considered, in particular, management's rationale for recommending the continued retention of each Subadviser.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by

--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  51

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------


funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund (excluding the effect of a performance incentive adjustment, if applicable), with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) approximated the peer group's median expense ratio. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 8, 2009, the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements for an additional annual period.


--------------------------------------------------------------------------------
52  RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling the RiverSource Family of Funds at 1(800) 221-2450; contacting your financial intermediary; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
                RIVERSOURCE PARTNERS SELECT VALUE FUND -- 2009 ANNUAL REPORT  53

NOTES --------------------------------------------------------------------------




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

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

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

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

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

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

RIVERSOURCE PARTNERS SELECT VALUE FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., and
                                RiverSource Fund Distributors, Inc., Members FINRA, and
                                managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C)2009 RiverSource Investments, LLC.                              S-6240 L (7/09)